[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invest in real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
[/LEGEND]

[PERIOD-TYPE]                   9-MOS
[FISCAL-YEAR-END]                          OCT-31-2000
[PERIOD-END]                               JUL-31-2000
[CASH]                                       1,193,546
[SECURITIES]                                         0
[RECEIVABLES]                                        0
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                               1,308,790<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                   1,036,153<F2>
[TOTAL-LIABILITY-AND-EQUITY]                 1,308,790<F3>
[SALES]                                              0
[TOTAL-REVENUES]                             2,728,655<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               162,667
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                              2,565,988
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                          2,565,988
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 2,565,988
[EPS-BASIC]                                      14.46<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include investment in joint venture of $34,586 and other asset of $80,658.
<F2>Other Stockholders' Equity represent partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $272,637.
<F4>Total revenue includes equity in earngins of joint venture of $2,648,885 and interest and other revenues of $79,770.
<F5>Represents net income per Unit of limited partnership interest.